As filed with the Securities and Exchange Commission on June 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NextPlat Corp
(Exact name of registrant as specified in its charter)

Nevada	65-0783722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3250 Mary St., Suite 410, Coconut Grove, FL	33133
(Address of Principal Executive Offices)	(Zip Code)

NextPlat Corp 2021 Incentive Award Plan

(Full title of the plans)

David Phipps

Interim Chief Executive Officer

3250 Mary St., Suite 410

Coconut Grove, FL 33133

(305) 560-5381

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Ralph V. De Martino, Esq.

Marc Rivera, Esq.

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

Tel: (202) 724-6848

Fax: (202) 778-6460

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

NextPlat Corp (the “Registrant” or the “Company”) filed with the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form S-8 (Registration No. 333-280655) on July 2, 2024 (the “2024 Registration Statement”), pursuant to and in accordance with the requirements of Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 3,396,571 shares of its common stock, $0.0001 par value per share (the “Common Stock”), including 1,197,971 shares Common Stock issuable to employees, officers, directors, consultants and advisors of the Company under the NextPlat Corp 2021 Incentive Award Plan (the “Plan”) (including 295,000 shares underlying outstanding and unexercised options issued pursuant to the 2021 Plan). Pursuant to General Instruction E to Form S-8, the 2024 Registration Statement is incorporated into this Registration Statement by reference.

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act an additional 1,905,032 shares of Common Stock that may be issued pursuant to the Plan pursuant to an “evergreen” provision contained therein, resulting in a total of 3,540,415 shares of Common Stock available for issuance under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given by NextPlat Corp (the “Registrant”) to participants in the NextPlat Corp 2021 Incentive Award Plan to which this Registration Statement relates, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this registration statement the following documents and information previously filed with the Securities and Exchange Commission:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 24, 2025;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K filed with the SEC on March 24, 2025, April 4, 2025, April 14, 2025, April 24, 2025, April 28, 2025, May 27, 2025, and May 30, 2025;

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2025 and amended on April 30, 2025, May 2, 2025, and May 27, 2025; and

●

the description of our common stock, par value $0.0001 per share contained in our prospectus forming a part of the Registration Statement on Form S-1 (File No. 333-253027), originally filed with the U.S. Securities and Exchange Commission on February 12, 2021, as thereafter amended and supplemented from time to time; and

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Neither our Amended and Restated Articles of Incorporation (as amended) nor our Amended and Restated Bylaws (as amended) prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes. NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our Amended and Restated Articles of Incorporation (as amended) provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our Amended and Restated Bylaws (as amended) provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1*	Opinion of ArentFox Schiff LLP
23.1*	Consent of RBSM LLP
23.2*	Consent of ArentFox Schiff LLP (included in exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)
99.1	NextPlat Corp 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.2 of the Form 8-K filed December 22, 2021)
107	Filing fee table

* Filed herewith

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Coconut Grove, Florida, on June 10, 2025.

NEXTPLAT CORP

By:	/s/ David Phipps
David Phipps
Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Phipps and Cecile Munnik his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David Phipps	Interim Chief Executive Officer, Director	June 10, 2025
David Phipps	(Principal Executive Officer)

/s/ Cecile Munnik	Chief Financial Officer	June 10, 2025
Cecile Munnik	(Principal Financial and Accounting Officer)

/s/ Rodney Barreto	Chairman, Director	June 10, 2025
Rodney Barreto

/s/ Douglas Ellenoff	Vice Chairman, Director	June 10, 2025
Douglas Ellenoff

/s/ Hector Delgado	Director	June 10, 2025
Hector Delgado

/s/ Elizabeth Alcaine	Director	June 10, 2025
Elizabeth Alcaine

/s/ Louis Cusimano	Director	June 10, 2025
Louis Cusimano

/s/ Anthony Armas	Director	June 10, 2025
Anthony Armas